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EXHIBIT 23


                         Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-25795) pertaining to the 1996 Stock Option Plan for Non-Employee Directors of Adage, Inc. of our report dated March 2, 2001, with respect to the consolidated financial statements of Relm Wireless Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                    /s/ Ernst & Young LLP



Jacksonville, Florida
March 30, 2001